Exhibit 99.1


                                 CWALT 05-74T1
                             Whole Loan 30YR Alt-A

AAA Size                                                 $350MM approx.
GWAC                                                     6.28% +/-10bps
WAM                                                     358 +/- 2 months
Avg Loan Balance                                        $650K approx.
California                                                41% approx.
SF / PUD                                                  90% approx.
Owner Occupancy                                           90% approx.
Cashout                                                   52% approx.
WA FICO                                                   696 approx.
WA LTV                                                    71% approx.
Interest Only Loans                                     20.0% approx.
AAA Ratings                                       2 of 3 (S&P, Moodys. Fitch)
Estimated Subordination Level                           6.00% approx.
Pricing Speed                         100% PPC (8% to 20% CPR in 12 mths
                                      and 20% CPR for life)
Settlement Date                                            11/30/05




                           All numbers approximate.
                  All tranches subject to 5% size variance.
                               10% Cleanup Call

                        [LOGO OMITTED] UBS Investment
                                           Bank


The information herein has been provided solely by UBS Securities LLC. Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information contained herein will be superseded by the description of the mortgage loans contained and/or incorporated by reference in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Securities LLC.